Exhibit 99


                                                 CONTACT:
                                                 Denis Milewski, HSB
                                                 (860) 722-5567


FOR IMMEDIATE RELEASE

                 CONNECTICUT STATE INSURANCE DEPARTMENT
                     APPROVES ACQUISITION OF HSB BY AIG


HARTFORD, Conn., November 22, 2000 -- HSB Group, Inc. (NYSE: HSB) announced today that on November 21, 2000 the Connecticut State Insurance Department approved the acquisition by American International Group, Inc. (AIG) of The Hartford Steam Boiler Inspection and Insurance Company and The Hartford Steam Boiler Inspection and Insurance Company of Connecticut, both subsidiaries of HSB, as contemplated by the Agreement and Plan of Merger, dated as of August 17, 2000, among HSB, AIG and Engine Acquisition Corporation, a subsidiary of AIG.

HSB Group, Inc., the parent company of The Hartford Steam Boiler Inspection and Insurance Company, is a global provider of specialty insurance products, engineering services and management consulting. The Hartford Steam Boiler Inspection and Insurance Company was founded in 1866 to provide loss prevention service and insurance to businesses, industries and institutions.

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